UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2006

MGI PHARMA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-10736	41-1364647
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5775 West Old Shakopee Road, Suite 100, Bloomington, Minnesota 55437

(Address of principal executive offices)

Registrant’s telephone number, including area code: (952) 346-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Board of Directors Compensation Schedule.

On January 17, 2006, the Board of Directors of MGI PHARMA, INC. (the “Company”) met and ratified the Compensation Committee’s approval of the following compensation schedule for the non-employee members of the Board of Directors:

Board of Directors Annual Retainer: $25,000, payable quarterly, and 15,000 shares of common stock of the Company

Chairman of the Board of Directors Annual Retainer: $25,000, payable quarterly, and 15,000 shares of common stock of the Company

Board of Directors Meeting Fee in Person: $3,000

Board of Directors Meeting Fee by Phone: $1,000

Chairman of the Board of Directors Meeting Fee: an additional $1,000

Committee Meeting Fee for Committee Meeting Attendance: $1,000

Committee Meeting Fee Attendance for Chairman of the Audit Committee: an additional $1,000

The non-employee members are also able to elect prior to July 1 of each year to receive shares of Common Stock in lieu of their annual retainer. If a director makes this election, shares would be issued on the last business day of each quarter pursuant to awards under the Company’s 1997 Stock Incentive Plan and would be valued as of the close of business on the date of issuance.

2005 Bonus Payments for Named Executive Officers

On January 17, 2006, the Board of Directors of the Company met and ratified the Compensation Committee’s approval of the 2005 bonus payments for the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K and as set forth below) in the amounts indicated:

Leon O. Moulder, Jr.	$168,000
Martin J. Duvall	$78,466
James C. Hawley	$69,468
Mary Lynne Hedley	$97,650
Eric P. Loukas	$84,263

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2006	MGI PHARMA, INC.

	By:	/s/ JAMES C. HAWLEY
James C. Hawley
Senior Vice President and Chief Financial Officer

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